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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-54256 on Form S-3 of our reports dated March 23, 2005, relating to the financial statements and financial statement schedules of CenterPoint Energy Resources Corp. appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Houston, Texas
March 23, 2005